UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

The Beachbody Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39735	85-3222090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Continental Blvd, Suite 400

El Segundo, California 90245

(Address of principal executive offices)

(310) 883-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.0001 per share	BODY	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	BODY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

In connection with the decision by The Beachbody Company, Inc. (the “Company”) to conduct a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the Company invited several independent registered public accounting firms to participate in the process, including Ernst & Young LLP (“EY”).

(a) On April 11, 2023, the Audit Committee (“Audit Committee”) of the Board of Directors of the Company dismissed EY as the Company’s independent registered public accounting firm, effective immediately.

Other than the material weaknesses described below, the audit reports of EY on the Company’s consolidated financial statements for each of the two years ended December 31, 2022, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through April 11, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with EY’s report.

During the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through April 11, 2023, there were no “reportable events” (as defined under Item 304(a)(1)(v) of Regulation S-K), except that, as previously reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company identified material weaknesses in internal control over financial reporting that existed as of December 31, 2022. For the Company’s information technology general controls (“ITGCs”) over information systems and applications that are relevant to the preparation of the consolidated financial statements, the Company did not maintain (i) sufficient user access controls to ensure appropriate segregation of duties and to restrict access to financial applications, programs and data to only authorized users, and (ii) program change management controls to ensure that information technology program and data changes affecting financial information technology applications and underlying accounting records are appropriately authorized and implemented. Business process controls that are dependent on the ineffective ITGCs, or that rely on data produced from systems impacted by the ineffective ITGCs, were also deemed ineffective. Additionally, the Company did not maintain effective controls over its impairment analyses for goodwill and long-lived assets as it did not retain sufficient contemporaneous documentation to demonstrate the operation of review controls over the forecasts used in developing estimates of fair value.

The Company provided EY with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested that EY furnish the Company with a letter addressed to the SEC stating whether E&Y agrees with the above statements. A copy of EY’s letter, dated April 14, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) In conjunction with the competitive review of independent registered public accounting firms noted above, on April 11, 2023, the Audit Committee approved the engagement of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023, effective immediately.

During the fiscal years ended December 31, 2021 and 2022 and the subsequent interim period through April 11, 2023, neither the Company nor anyone on its behalf consulted with D&T with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc. (Registrant)

Date: April 14, 2023	/s/ Marc Suidan
	Name:	Marc Suidan
	Title	Chief Financial Officer